                                                                    Exhibit 99.1

                           Form of Pricing Supplement

                                                      Registration No. 333-85488
                                                Filed Pursuant to Rule 424(b)(2)


                       John Hancock Life Insurance Company

                                 Signature Notes

            With Maturities of Nine Months or More from Date of Issue

--------------------------------------------------------------------------------

Pricing Supplement No. __                                   Trade Date: __/__/__
(To Prospectus dated ______ __, 2002)                       Issue Date: __/__/__

The date of this Pricing Supplement is _______ __, ____




   CUSIP
     or       Stated Annual
 Common Code  Interest Rate  Maturity Date   Price to Public  Additional Amounts
 -----------  -------------  -------------   ---------------  ------------------




   Interest Payment                                                If Callable by Issuer,
      Frequency                                                dates and terms of redemption
 (First Payment Date)  Survivor's Option  Callable by Issuer  (including the redemption price)
 --------------------  -----------------  ------------------  --------------------------------




                      Discounts and                              Other Material
 Proceeds to Issuer    Commissions    Reallowance    Dealer      Terms (if any)
 ------------------    -----------    -----------    ------      --------------




 Original Issue
   Discount/1/
 --------------



_______________________
/1/ For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders -- Original Issue Discount Notes" in the Prospectus.

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